EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8, of our reports dated February 27, 2020 relating to the consolidated financial statements of Mylan N.V. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Mylan N.V. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

November 20, 2020